FOURTH AMENDMENT


           FOURTH AMENDMENT, dated as of September 28, 1995 (this "Amendment"), among PHILLIPS-VAN HEUSEN CORPORATION (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as agent (in such capacity, the "Agent") for the Banks. All capitalized terms used herein and not otherwise defined shall have the meanings specified in the Credit Agreement referred to below.


                     W I T N E S S E T H :


           WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of December 16, 1993
(as modified, supplemented or amended prior to the date hereof, the "Credit Agreement");

           WHEREAS, subject to the terms and conditions hereof, the Banks and the Borrower have agreed to amend the Credit Agreement as set forth herein;

           NOW, THEREFORE, in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           1. Section 1.01(a) of the Credit Agreement is hereby amended by (a) deleting the last sentence thereof and
(b) inserting in lieu thereof the following new sentence:

           "Notwithstanding the foregoing, (1) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans outstanding at any time, plus (y) the aggregate outstanding principal amount of all Competitive Bid Loans outstanding at such time, shall not exceed the Total Revolving Commitment, and (2) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans outstanding at any time, plus (y) the aggregate outstanding principal amount of all Competitive Bid Loans outstanding at such time plus (z) the Letter of Credit Outstandings at such time, shall not exceed $400,000,000."
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           2.   Section 1.01(b) of the Credit Agreement is
hereby amended by (a) deleting the proviso contained in the first sentence thereof and (b) inserting in lieu thereof the following new proviso:

     "provided that after giving effect to any Competitive Bid Borrowing and the use of the proceeds thereof, the aggregate outstanding principal amount of Competitive Bid Loans will not exceed any of the following: (x) $50,000,000, (y) when combined with the aggregate outstanding principal amount of all Revolving Loans then outstanding, the Total Revolving Commitment at such time or (z) when combined with the aggregate outstanding principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings at such time, $400,000,000."

           3. Section 2.01(b) of the Credit Agreement is hereby amended by (a) deleting clause (i) thereof in its entirety and (b) inserting in lieu thereof the following new clause (i):

     "(i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (1) the Total Letter of Credit Commitment as in effect at such time or (2) when further added to the aggregate outstanding principal amount of all Revolving Loans and Competitive Bid Loans at such time, $400,000,000;".

           4.   Sections 3.01(a), (b) and (c) of the Credit
Agreement are hereby amended to read in their entirety as follows:

           "(a) The Borrower agrees to pay the Agent a Commitment commission ("Commitment Commission") for the account of each Bank for the period from and including the Effective Date to and including the Maturity Date or, if earlier, the date upon which the Total Revolving Commitment has been terminated, computed at a rate for each day equal to 1/4 of 1% per annum on the daily average Revolving Commitment of such Bank. Such Commitment Commission shall be due and payable in arrears on the last Business Day of each January, April, July and October and on the date upon which the Total Revolving Commitment is terminated.








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           (b)  The Borrower agrees to pay to the Agent a
     Letter of Credit Facility Fee (the "Letter of Credit Facility Fee") for the account of each Bank for the period from and including the Effective Date to and including the Maturity Date (or such earlier date as the Total Letter of Credit Commitment shall have been terminated) computed at a rate equal to 1/16 of 1% per annum on the lesser of (i) such Bank's Letter of Credit Percentage of $150,000,000 and (ii) such Bank's Letter of Credit Commitment. The Letter of Credit Facility Fee shall be due and payable in arrears on the last Business Day of each January, April, July and October and on the date upon which the Total Letter of Credit Commitment is terminated.

           (c) The Borrower agrees to pay to the Agent for the account of the Banks pro rata on the basis of their respective Letter of Credit Percentages, (i) a fee in respect of each Standby Letter of Credit (the "Standby Letter of Credit Fee") for the period from and including the later of the Effective Date or the date of issuance thereof to and including the termination date thereof computed at a per annum rate for each day equal to the Applicable Letter of Credit Percentage in effect from time to time on the Stated Amount of such Standby Letter of Credit and (ii) a fee in respect of each Trade Letter of Credit (the "Trade Letter of Credit Fee," and together with the Standby Letter of Credit Fee, the "Letter of Credit Fees") for the period from and including the later of the Effective Date or the date of issuance thereof to and including the termination date thereof computed at a per annum rate for each day equal to 3/16 of 1% on the Stated Amount of such Trade Letter of Credit, provided that for each day on which the Letter of Credit Outstandings exceed $150,000,000, the Borrower shall pay an additional Letter of Credit Fee of 1/16 of 1% per annum on such excess. Such Letter of Credit Fees shall be due and payable quarterly in arrears on the 10th Business Day of each February, May, August and November of each year for the three-month period (or portion thereof) ending on and including the 25th day of the immediately preceding month (i.e., January, April, July and October) and on the date upon which the Total Letter of Credit Commitment is terminated."

           5. Section 4.02(a) of the Credit Agreement is hereby amended to read in its entirety as follows:


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
           "(a) If on any date the sum of the outstanding principal amount of Revolving Loans and Competitive Bid Loans (all the foregoing, collectively, the "Aggregate Loan Outstandings") exceeds the Total Revolving Commitment as then in effect, the Borrower shall repay on such date the principal of Revolving Loans, in an amount equal to such excess. In addition, if on any date the sum of the Aggregate Loan Outstandings plus the Letter of Credit Outstandings exceeds $400,000,000, the Borrower shall repay on such date the principal of Revolving Loans, in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans as set forth in either of the preceding sentences, the remaining Aggregate Loan Outstandings exceed the Total Revolving Commitment or the sum of the Aggregate Loan Outstandings plus the Letter of Credit Outstandings exceeds $400,000,000, as the case may be, the Borrower shall repay on such date the principal of Competitive Bid loans in an aggregate amount equal to such excess, provided that no Competitive Bid Loan shall be prepaid pursuant to this sentence unless the Bank that made same consents to such prepayment."

           6. Section 10 of the Credit Agreement, and the definition of "Standby Letter of Credit" contained therein, is hereby amended by (a) deleting clause (i) of the proviso contained therein, and (b) inserting in lieu thereof the following new clause (i):

     "(i) a letter of credit shall not be a Standby Letter of Credit if at the time of issuance of such letter of credit the Stated Amount of such letter of credit, when added to the Standby Letter of Credit Outstandings, would exceed either (x) $8,000,000, or (y) when added to the Trade Letter of Credit Outstandings at such time, the Total Letter of Credit Commitment, or (z) when added to the Trade Letter of Credit Outstandings at such time and the Aggregate Loan Outstandings at such time, $400,000,000 (the request by the Borrower for a Standby Letter of Credit to constitute a representation and warranty by the Borrower that such limits would not be exceeded after giving effect to the issuance of such Standby Letter of Credit),".

           7. Section 10 of the Credit Agreement, and the definition of "Trade Letter of Credit" contained therein, is hereby amended by (a) deleting clause (i) of the proviso contained therein, and (b) inserting in lieu thereof the following new clause (i):

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     "(i) a letter of credit shall not be a Trade Letter of
     Credit if at the time of the issuance of such letter of credit the Stated Amount of such letter of credit, when added to (x) the Trade Letter of Credit Outstandings at such time and (y) the Standby Letter of Credit Out-standings at such time, would exceed either (1) the Total Letter of Credit Commitment at such time or (2) when further added to the Aggregate Loan Outstandings at such time, $400,000,000 (the request by the Borrower for a Trade Letter of Credit to constitute a representation and warranty by the Borrower that such limits would not be exceeded after giving effect to the issuance of such Trade Letter of Credit),".

           8. Section 10 of the Credit Agreement is hereby further amended by (a) deleting the definitions of "Applicable CD Rate Margin," "Applicable Commitment
Commission Percentage," "Applicable Eurodollar Margin," "Available Total Revolving Commitment," "Commitment," "Total Commitment" and "Unutilized Revolving Commitment," in their entirety, and (b) inserting the following new definitions in appropriate alphabetical order:
           "Applicable CD Rate Margin" shall mean, at any time when the Credit Rating is at any level set forth below, a percentage equal to the number of basis points set forth below opposite such Credit Rating (with 100 basis points equalling 1.0%):

                                         Applicable CD
           Credit Rating                  Rate Margin

            A-/A3                             27.5

            BBB+/Baa1                         32.5

            BBB/Baa2                          37.5

            BBB-/Baa3                         47.5

            BB+/Ba1 or lower                  62.5

           "Applicable Eurodollar Margin" shall mean, at any time when the Credit Rating of the Borrower is at any level set forth below, a percentage equal to the number of basis points set forth below opposite such Credit Rating (with 100 basis points equalling 1.0%):


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
                                          Applicable
                                          Eurodollar
           Credit Rating                    Margin

           A-/A3                              15

           BBB+/Baa1                          20

           BBB/Baa2                           25

           BBB-/Baa3                          35

           BB+/Ba1 or lower                   50

           "Applicable Letter of Credit Percentage" shall mean, at any time when the Credit Rating is at any level set forth below, a percentage equal to the number of basis points set forth below opposite such Credit Rating (with 100 basis points equalling 1.0%):

                                     Applicable Letter of
           Credit Rating               Credit Percentage

            A-/A3                             40

            BBB+/Baa1                         45

            BBB/Baa2                          50

            BBB-/Baa3                         60

            BB+/Ba1 or lower                  75

           "Commitment" shall mean, for each Bank, at any time, the sum of such Bank's Revolving Commitment and such Bank's Letter of Credit Commitment; provided that pursuant to the terms of this Agreement, no Bank shall be required to make Revolving Loans and participate in Letters of Credit in an aggregate amount in excess of the amount set forth opposite the name of such Bank on Schedule I hereto under the heading "Commitment."

           "Total Commitment" shall mean, at any time, the lesser of (i) the sum of the Commitments of each of the Banks at such time and (ii) $400,000,000."

           9. On and after the Fourth Amendment Effective Date, Schedule I to the Credit Agreement shall be amended by deleting such Schedule in its entirety and inserting in lieu thereof a new Schedule I in the form of Schedule I hereto.

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           10.  This Amendment shall become effective on the
date (the "Fourth Amendment Effective Date") on which the
Borrower and the Required Banks shall have executed and delivered a counterpart of this Amendment.

           11. Except as expressly amended hereby, the terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect.

           12. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

           13.  THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE
STATE OF NEW YORK.


           IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.


                           PHILLIPS-VAN HEUSEN CORPORATION



                           By

                               Title:


                           BANKERS TRUST COMPANY,
                             Individually, and as Agent


                           By
                             Title:


                           THE CHASE MANHATTAN BANK, N.A.


                           By
                             Title:


                           CITIBANK, N.A.


                           By
                             Title:

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                           THE BANK OF NEW YORK


                           By
                             Title:


                           CHEMICAL BANK


                           By
                             Title:


                           THE FIRST NATIONAL BANK OF BOSTON


                           By
                             Title:


                           CIBC, INC.


                           By
                             Title:


                           UNION BANK


                           By
                             Title:

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                                                    SCHEDULE I







                             COMMITMENTS




                          Revolving    Letter of Credit
Bank                      Commitment    Commitment       Commitment

BANKERS TRUST COMPANY   $ 37,500,000   $ 37,500,000      $60,000,000

THE BANK OF NEW YORK    $ 31,250,000   $ 31,250,000      $50,000,000

THE CHASE MANHATTAN
   BANK, N.A.           $ 31,250,000   $ 31,250,000      $50,000,000

CHEMICAL BANK           $ 31,250,000   $ 31,250,000      $50,000,000

CITIBANK, N.A.          $ 31,250,000   $ 31,250,000      $50,000,000

THE FIRST NATIONAL BANK
   OF BOSTON            $ 31,250,000   $ 31,250,000      $50,000,000

UNION BANK              $ 31,250,000   $ 31,250,000      $50,000,000

CIBC, INC.              $ 25,000,000   $ 25,000,000     $ 40,000,000

Total                   $250,000,000*  $250,000,000*    $400,000,000*


______________
* Although the sum of the Total Revolving Commitment and the Total Letter of Credit Commitment equals $500,000,000, the Credit Agreement limits aggregate outstanding exposure to $400,000,000 and contains provisions ensuring that no Bank will have outstanding Revolving Loans plus participations in outstanding Letters of Credit in an aggregate amount in excess of its Commitment as provided in the third column above.

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